 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 19, 2014

MONGOLIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

Consolidation Services, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2014, the Board of Directors (the “Board”) of Consolidation Services, Inc., a Delaware corporation (the “Company”), approved an amendment to the Certificate of Incorporation of the Company to change the name of the Company to “Mongolia Holdings, Inc.” (the “Name Change”).  At the annual meeting of stockholders of the Company held on November 30, 2012, stockholders of the Company holding a majority of the shares of common stock issued and outstanding authorized the Board to change the Company’s name in the future.

The Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of Delaware on August 19, 2014, which went effective the same day.  A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)	Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation, dated August 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2014	CONSOLIDATION SERVICES, INC

By: /s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer

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